UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2023

IO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41008	87-0909276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On August 11, 2023, IO Biotech, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2023 and an update on the Company’s operations for the same period. The Company is furnishing a copy of the press release, which is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2023, the Company appointed Heidi Hunter as a Class II director of the Company, effective as of August 11, 2023. The Board also appointed Ms. Hunter to serve on the Board’s Audit Committee and Nominating and Corporate Governance Committee.

There are no arrangements or understandings between Ms. Hunter and any other person pursuant to which Ms. Hunter was selected as a director. There are no transactions involving Ms. Hunter that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with her appointment as a director of the Company, Ms. Hunter will enter into the Company’s standard indemnification agreement applicable to non-employee directors and will be eligible for compensation in accordance with the Company’s Non-Employee Directors’ Compensation Policy (the “Policy”), as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 26, 2023.

In addition, at the close of business on August 11, 2023, Ms. Hunter will receive a grant of 64,238 stock options. The stock options will vest monthly over three years, subject to Ms. Hunter’s continuous service on each applicable vesting date. All stock options are to be settled in shares of the Company’s common stock. Like other eligible directors, Ms. Hunter will be eligible to receive subsequent stock option awards if she is continuing her service on the Board of Directors of the Company following each annual meeting of stockholders. In accordance with the Policy, the value of such subsequent awards of stock option grants shall be $75,000 as of the grant date and will vest upon the one-year anniversary of the grant date, subject to Ms. Hunter’s continuous service until such date. Notwithstanding the vesting schedules described above, if Ms. Hunter remains in continuous service until a change of control of the Company, she will become fully vested in all of her then-outstanding equity awards.

On August 7, 2023, Priyanka Belawat, a member of the Board of Directors of the Company, notified the Company of her resignation from the Board, effective that same date. Ms. Belawat’s decision is not due to any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On August 11, 2023, the Company issued a press release announcing Ms. Hunter’s appointment and Ms. Belawat’s resignation. A copy of the press release is attached hereto as Exhibit 99.2.

The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release, dated as of August 11, 2023

99.2	Press Release, dated as of August 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IO BIOTECH, INC.

Date: August 11, 2023	By:	/s/ Mai-Britt Zocca, Ph.D.
	Name:	Mai-Britt Zocca, Ph.D.
	Title:	Chief Executive Officer